STOCK POWER

FOR VALUE RECEIVED, AMERICAN ENERGY PRODUCTION, INC., a Delaware corporation, hereby sells, assigns and transfers unto EMERALD BAY ENERGY, INC. AND DARREN LYONS, ONE THOUSAND (1,000) shares of the Common Stock of PRODUCTION RESOURCES, INC., a Texas corporation, standing in its name on the books of said corporation, being all of the outstanding shares of the corporation, and do hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of the corporation, as attorney-in-fact to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
Dated effective March 1, 2010.
AMERICAN ENERGY PRODUCTION, INC.

By: /s/ Charles Bitters
                    Charles Bitters, President

Signature guaranteed by:

N/A